UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

enVVeno Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NVNO	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	NVNOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 30, 2021, enVVeno Medical Corporation (the “Company”) completed its 2021 annual meeting of stockholders (the “Annual Meeting”). The number of shares entitled to vote at the Annual Meeting as of the record date was 9,468,324 shares of common stock (there were 0 restricted stock awards eligible to vote as of the record date) (the “Voting Stock”). The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was 6,105,779 shares. At the Annual Meeting, the Company’s stockholders (i) elected Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors, (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, (iii) approved an amendment to the Company’s Amended and Restated 2016 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized to be awarded under the Plan to 4,500,000 shares, and (iv) approved an amendment to the Plan to provide that the number of shares subject to the Plan shall at all times be equal to at least 20% of the issued and outstanding shares of the Company on a fully diluted basis. The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of Class I directors

Dr. Francis Duhay and Dr. Sanjay Shrivastava were elected as a Class I directors to serve for a three-year term that expires at the 2024 annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld
Dr. Francis Duhay	3,355,258	365,158
Dr. Sanjay Shrivastava	3,277,672	442,744

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
6,085,415	11,290	9,074	0

Proposal No. 3 – Amendment to Amended and Restated 2016 Omnibus Incentive Plan

The amendment to the Plan to increase the number of shares authorized to be awarded under the Plan to 4,500,000 shares was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
2,458,617	1,254,579	7,220	2,385,363

Proposal No. 4 – Amendment to the Evergreen Provision of the Amended and Restated 2016 Omnibus Incentive Plan

The amendment to the Plan to provide that the number of shares subject to the Plan shall at all times be equal to at least 20% of the issued and outstanding shares of the Company on a fully diluted basis was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
2,439,885	1,273,777	6,754	2,385,363

Item 7.01 Regulation FD Disclosure.

At the conclusion of the Annual Meeting, the Company indicated that by the end of this week, the Company expects to have nine (9) sites active and available to enroll patients in the Company’s SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) U.S. clinical trial for its VenoValve.

Cautionary Note on Forward-Looking Statements

This Form 8-K contains, or may contain, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, with respect to the number of active sites that are available to enroll patients in the Company’s SAAVE U.S. pivotal trial) may be materially different from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVVENO MEDICAL CORPORATION

Dated: December 1, 2021	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer